                                                                    Exhibit 99.1

President's Report                                            September 8, 2008

Plant Update - Total number of on-site workers = 300+ Estimated Grind = 12-18-08

•    Weather: Work on the plant progresses rapidly as favorable conditions remain. No outstanding delays.
•    Grain handling: MCC building substantially completed.  Termination of wires ongoing.  Grain  System  check out will start Sept 15th.  Commissioning  of silos will follow, filling each silo 20-30%, alternating, until 75% full.
•    Storage tank progress: Piping and pump installation continues.
•    Process building: Structural steel progress - 95%+ complete. Termination of wires for pumps and instruments ongoing.
•    North and South Rail line:  Loop  tracks 75%  complete - Rail  across  Pony
     Creek Bridge  completed.  Ballast in place from mainline switch to south of
     Pony  Creek  Bridge.  Dirt work and  sub-ballast  should be  completed  and installation of rail loop to follow shortly.
•    Wells:  All 3 Wells  have been  developed  and tested - all appear to be in excellent condition.
•    Steam Pipeline:  Two additional  foundations will be added to span easement of 42"  force  main.  Pipe  installers  are on  site  welding  steam  line.
     Favorable weather conditions allow pipeline  construction to continue at an elevated pace.
•    Energy center: Structural steel complete.  Conveyer work ongoing. Equipment installation continues.
•    Wet cake pads: Conveyor group and equipment is on site. Completion expected early fall.
•    DDG: Conveyor work is ongoing inside of Storage Building.
•    Cooling  Tower:  Additional  progress  in  this  area  will  commence  when connections to the process building are completed.
•    Natural gas pipeline: 4" piping is on-site. Contract has been awarded.
•    Scale/Probe  buildings:  Building  delivery  Sept 9th.  Construction  to be started this month.
•    Administration building: Final details ongoing. Move-in date is Sept 5th.
•    Site paving:  Paving continues as favorable weather  conditions allow.

Management

•    David Franklin was hired this week as our EH&S  (Environmental,  Health and
     Safety)  Manager  reporting  to our Plant  Engineer,  Ed Milner.  David has extensive experience and training from the Air Force, and we're grateful to acquire someone of his caliber to lead our important safety program.
•    We have  successfully  hired  nearly  all our  needed  employees.  Over 500 applications  were  received  and  reviewed.  They will  report for duty on
     October 6th to begin 10 weeks of training prior to plant start up.
•    SEC documents can be accessed through the SIRE website.
•    A  commercial  team has been  assembled to manage  grain  procurement.  Two experienced  corn buyers from Bunge will head up our  merchandising:  Chuck
     Peterson and Kristan Barta will office at the plant beginning  October 1st.
     SIRE will be posting cash corn bids via the website in the near future. You may contact Chuck or Kristan directly regarding  purchasing DDGS or to sell corn.  They  can be  reached  at the  Bunge  offices  temporarily,  Chuck @
     712-366-8462 & Kristan @ 712-366-8825.
•    Contracts for start-up materials like enzymes and yeast have been executed.
•    We continue to look investigate new technologies such as oil extraction and fractionation.
•    As noted above, we will be relocating to the new  administration  building.
     Our Office Manager,  Laura Schultz, has coordinated all the moving parts to make this happen and deserves our many thanks.  Our new mailing address is:
     10868 189th Street,  Council Bluffs,  IA 51503.  The main phone number will remain the same. As always, please contact me directly at (712) 366-0392 if you have any issues or concerns regarding the project.

Mark Drake

                      SIRE Newsletter - Volume II Issue 6

This   newsletter   contains   forward-looking   statements.   We  undertake  no
responsibility to update any  forward-looking  statement.  When used, the words,
"believe,"  "expect,"  "will,"  "can,"  "estimate,"   "anticipate"  and  similar
expressions are intended to identify forward-looking statements.  Readers should not place undue  reliance on any  forward-looking  statements and recognize that the statements are not  predictions  of actual future  results,  which could and likely will differ  materially  from those  anticipated  in the  forward-looking statements  due to risks and  uncertainties,  including  those  described in our
Securities and Exchange Commission filings.